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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             _______________________

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): AUGUST 15, 2003
                                                 ----------------------
                                VITALSTATE, INC.
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             (Exact name of registrant as specified in its charter)


        NEW YORK                      0-30158                 13-3935933
----------------------------  -----------------------   -----------------------
(STATE OR OTHER JURISDICTION  (COMMISSION FILE NUMBER)  (I.R.S. EMPLOYER OF
INCORPORATION)                                             IDENTIFICATION NO.)

2191 HAMPTON AVENUE, MONTREAL, QUEBEC, CANADA                   H4A 2K5
----------------------------------------------           ---------------------
    (Address of principal executive offices)                   (Zip Code)

                                 (514) 369-4221
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              (Registrant's telephone number, including area code)

                                      N/A
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(Former name, former address and former fiscal year, if changed since last report)


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ITEM 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURE

         On August 15, 2003 our wholly owned subsidiary Vitalstate Canada Ltd. executed a mutual release with Rexall Sundown, Inc. ("Rexall") in furtherance of their joint decision to terminate the April 10, 2003 Product Supply and License Agreement (the "Agreement") between the parties. The Agreement, which had a 3 year term, granted Rexall the exclusive worldwide right to advertise, promote, package and sell a creatine sports nutrition supplement (the "Product") utilizing our proprietary "Actijube" system. The termination relieves Rexall of its purchase obligations under the Agreement, only the first year of which had been guaranteed. In consideration of the termination, we were paid a total of $787,500 in the form of retaining $525,000 previously paid to us by Rexall as a pre-payment toward Rexall's first year purchase obligations, and payment of an additional $262,500 which was being held in escrow toward additional purchase obligations. Rexall was recently sold by Dutch company Royal Numico N.V. ("Royal") to NBTY, Inc., which did not share Royal's vision for the marketing and development of the Product and other products utilizing the Actijube system. As a result of the termination of the Agreement, we intend to directly promote, package and sell the Product.



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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly cause this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            VITALSTATE, INC.



Dated:    September 2, 2003                 By:  /s/ James Klein
                                              -------------------------------
                                               James Klein, Treasurer and
                                               Chief Financial Officer


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